SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: May 19, 2006

HYDROFLO, INC.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	000-50355	56-2171767
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification #)

2501 Reliance Avenue, Apex, North Carolina 27539
(Address of Principal Executive Offices)

919-772-9925
(Registrant’s telephone number, including area code)

2501 Reliance Ave., Apex, NC 27539
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document contains 2 pages, excluding exhibits.

Item 5.02 Departure of Directors and Principal Officers

On May 19, 2006, Dennis Mast, a director and Chief Executive Officer of HydroFlo, Inc., (HYRF.PK) executed a consent agreement with the Securities and Exchange Commission. The terms of the agreement require that he resign as a director and officer of HydroFlo, Inc. Mr. Mast had resigned as Chief Executive Officer of HydroFlo, Inc. on April 7, 2006 upon the employment of Neal Hill. Mr. Mast resigned as a director effective with the execution of the consent agreement.

Item 8.01 Other Events

On the same date, HydroFlo, Inc. executed a consent agreement with the Securities and Exchange Commission. The terms of the agreement prohibit the company from violating Section 17(a) of the Securities Act of 1933, as amended, and Section 10(b) of the Securities Exchange Act of 1934, as amended.

On May 24, the new Chief Executive Officer of the company, Neal Hill, announced that the company would re-evaluate its business plans. Contrary to earlier reports, Metals and Arsenic Removal Technology, Inc., a subsidiary of HydroFlo, Inc., has not become a separate publicly traded company.

ITEM 9.01(d) Exhibits.

99.1 Press Release regarding business plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2006

By:/s/Neal Hill
Neal Hill
Chief Executive Officer